Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

21-12

Contacts:	Derrick Jensen, CFO	Media – Liz James
	Kip Rupp, CFA, IRC - Investors	Sard Verbinnen & Co
	Quanta Services, Inc.	(281) 881-5170
713-629-7600

QUANTA SERVICES REPORTS SECOND QUARTER 2021 RESULTS

Record Second Quarter Consolidated Revenues of $3.0 Billion

Record Second Quarter GAAP and Adjusted Diluted EPS of $0.81 and $1.06

Remaining Performance Obligations of $4.4 Billion and Record Total Backlog of $17.0 Billion

Raises Full-Year 2021 Financial Outlook

LUMA Energy Joint Venture Commenced Operation and Maintenance of

Puerto Rico’s Electric Power and Distribution System

HOUSTON – August 5, 2021 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended June 30, 2021. Revenues in the second quarter of 2021 were $3.00 billion compared to revenues of $2.51 billion in the second quarter of 2020, and net income attributable to common stock was $117.0 million, or $0.81 per diluted share, in the second quarter of 2021 compared to net income attributable to common stock of $73.9 million, or $0.52 per diluted share, in the second quarter of 2020. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $1.06 for the second quarter of 2021 compared to $0.74 for the second quarter of 2020.

“Quanta generated record second quarter revenues, net income, adjusted EBITDA and earnings per share, led by the solid performance and safe execution from our Electric Power Infrastructure Solutions segment. Backlog of $17.0 billion at the end of the quarter set another record, reflecting our collaborative approach with customers and the growth of programmatic spending with existing and new customers,” said Duke Austin, President and Chief Executive Officer of Quanta Services.

“Our customers’ multi-year programs to modernize and harden utility infrastructure, along with their efforts to achieve carbon-neutrality through increased renewable generation investment and electrification trends such as electric vehicles (EV), continue to drive demand for our services and present incremental growth opportunities. These opportunities include large, multi-year master services agreements, larger high-voltage electric transmission projects and large-scale EV infrastructure program engagements. These dynamics, coupled with active broadband and 5G network deployments and the opportunity for recovery of certain operations that have been affected by the global pandemic, give us a positive outlook for the remainder of this year and the belief that our business and opportunities for profitable growth in 2022 and beyond are gaining momentum.”

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Negatively impacting the results for the three months ended June 30, 2021, was a provision for credit loss of $23.6 million, or $0.12 per diluted share, with respect to outstanding receivables owed by Limetree Refining, LLC and its affiliate, which are customers within Quanta’s Underground Utility and Infrastructure Solutions segment. In July 2021, Limetree Refining filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code, as amended, after experiencing operational and financial difficulties and shutting down operations at its refinery. The provision for credit loss represents the current estimated amount of expected loss associated with approximately $31.5 million of billed and unbilled receivables owed to Quanta by the customers.

Certain other items impacted the second quarter of 2021 results and are reflected as adjustments in the calculation of Quanta’s adjusted net income and adjusted diluted earnings per share attributable to common stock and are further described in the accompanying non-GAAP reconciliation of those non-GAAP financial measures to net income and diluted earnings per share attributable to common stock. Quanta completed two acquisitions during the first six months of 2021 and seven acquisitions during the full year 2020. Therefore, Quanta’s results include the results of the acquired businesses from their respective acquisition dates. For further information on the items that impacted comparability of 2021 and 2020, see the footnotes to the Supplemental Segment Data table and the reconciliation of non-GAAP financial measures in the accompanying tables.

RECENT HIGHLIGHTS

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Stock Repurchased - During the second quarter of 2021 and through August 4, 2021, Quanta repurchased approximately $40.7 million of its outstanding common stock in the open market, acquiring approximately 0.4 million shares. Year-to-date, Quanta has repurchased approximately $58.4 million of its outstanding common stock in the open market, acquiring approximately 0.7 million shares. As of August 5, 2021, Quanta’s current stock repurchase program authorized additional repurchases of up to approximately $478.4 million of common stock.

•

Holli Ladhani Joins Board of Directors - In July 2021, Quanta announced the appointment of Holli C. Ladhani to the company’s board of directors. Ms. Ladhani is a seasoned executive with extensive operational and financial experience and possesses broad public company board experience. She previously served as Chief Executive Officer of Select Energy Services, Inc. and held chief executive officer and other executive management roles at Rockwater Energy Solutions, Inc. and Dynegy Inc. She also serves on the board of directors at Marathon Oil Corporation and Priority Power Management, LLC and on the Board of Trustees at Rice University.

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Quanta-ATCO Joint Venture, LUMA Energy, Commences Operation and Maintenance of Puerto Rico’s Electric Power and Distribution System - In June 2021, Quanta announced that LUMA Energy, LLC (LUMA), a joint venture between Quanta and Canadian Utilities Limited, an ATCO Ltd. Company, commenced the operations and maintenance of Puerto Rico’s electric power transmission and distribution (T&D) system under a Supplemental Terms Agreement following nearly a year of preparation to transition these responsibilities from the Puerto Rico Electric Power Authority (PREPA) to LUMA. In June 2020, following a competitive process that lasted for more than a year, Quanta announced that LUMA was selected by the Puerto Rico Public-Private Partnership Authority (P3) to operate, maintain and modernize Puerto Rico’s T&D system under a 15-year Operation and Maintenance Agreement, which is scheduled to commence upon PREPA’s exit from its Title III restructuring process.

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Publishes 2020 Corporate Responsibility Report - On August 3, 2021, Quanta announced the release of its 2020 Corporate Responsibility Report and interactive microsite. The report discusses the company’s accomplishments last year, as well as Quanta’s commitments to People, Planet and Principles. The microsite is intended to serve as a comprehensive, interactive resource to showcase data, information, and relevant case studies from the company in connection with topics related to ESG and the important role Quanta plays in supporting a carbon-neutral future. Please visit https://esg.quantaservices.com/ to access the microsite and report.

RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2021

Revenues in the six months ended June 30, 2021 were $5.70 billion compared to revenues of $5.27 billion in the six months ended June 30, 2020, and net income attributable to common stock was $206.8 million, or $1.43 per diluted share, in the six months ended June 30, 2021 compared to net income attributable to common stock of $112.6 million, or $0.78 per diluted share, in the six months ended June 30, 2020. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $1.89 for the six months ended June 30, 2021 compared to $1.21 for the six months ended June 30, 2020.

FULL-YEAR 2021 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing, execution challenges and other factors have impacted the company’s historical results, and may impact Quanta’s future financial results. More recently, the COVID-19 pandemic has significantly impacted certain of Quanta’s operations and various markets where Quanta operates, which has created additional uncertainty. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during the remainder of 2021.

Prior to the company’s conference call, management will post a summary of updated 2021 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially. Quanta now expects revenues to be between $12.20 billion and $12.45 billion, net income attributable to common stock to be between $491 million and $543 million, diluted earnings per share attributable to common stock to be between $3.40 and $3.76 and adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to be between $4.32 and $4.68 for the full year of 2021. Additionally, Quanta now expects EBITDA (a non-GAAP measure) to be between $1.04 billion and $1.11 billion, adjusted EBITDA (a non-GAAP measure) to be between $1.13 billion and $1.21 billion, and free cash flow (a non-GAAP measure) to be between $400 million and $600 million for the full year of 2021.

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NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2021 expectations (as applicable): adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA (non-GAAP measures) to net income attributable to common stock; free cash flow (a non-GAAP measure) to net cash provided by operating activities; and backlog (a non-GAAP measure) to remaining performance obligations.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on August 5, 2021, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Second Quarter Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through August 12, 2021 by dialing 1-877-660-6853 and referencing the conference ID 13718737. For more information, please contact Kip Rupp, Vice President—Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

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FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

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Cautionary Statement About Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, tax rates and other operating or financial results; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; expectations regarding the COVID-19 pandemic, including the continued and potential impact of the COVID-19 pandemic and of governmental responses to the pandemic on Quanta’s business, operations, supply chain, personnel, financial condition, results of operations, cash flows and liquidity; expectations regarding Quanta’s plans, strategies and opportunities; the potential benefits from, and future financial and operational performance of, acquired businesses and our investments, including our investment in LUMA Energy, LLC; the expected outcome of pending and threatened legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers, including with respect to the COVID-19 pandemic and transitioning to a carbon-neutral economy; the potential impact of commodity prices and production volumes on Quanta’s business, financial condition, results of operations, cash flows and demand for Quanta’s services; expected realization of remaining performance obligations and backlog; the future demand for and availability of labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future stock repurchases or expectations regarding the declaration, amount and timing of any future cash dividends; the ability to deliver increased value or return capital to stockholders; the expected value of contracts or intended contracts with customers, as well as the scope, services, term or results of any awarded or expected projects; the development of and opportunities with respect to future projects, including renewable and other projects designed to support transition to a carbon-neutral economy and larger electric transmission and pipeline projects; the impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or discussions with customers; and possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal or state governments and other governments in territories or countries in which we operate and weakness in capital markets or the ongoing and potential impact on financial markets and worldwide economic activity of the COVID-19 pandemic and governmental responses thereto; quarterly variations in operating results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities, including the ongoing and potential impact to Quanta’s business, operations and supply chains of the COVID-19 pandemic; the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and business and governmental responses thereto on Quanta’s operations, personnel and supply chains and on commercial activity and demand across Quanta’s business and its customers’ businesses, as well as Quanta’s inability to predict the extent to which the COVID-19 pandemic will adversely impact its business, financial performance, results of operations, financial position, liquidity, cash flows, the prices of its securities and achievement of its strategic objectives; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; the time and costs required to exit and resolve outstanding matters related to Quanta’s Latin American operations, as well as the business and political climate in Latin America; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, the COVID-19 pandemic, weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, reductions or eliminations in governmental funding, or customer capital constraints; the effect of commodity prices and production volumes on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; risks associated with operational hazards that arise due to the nature of Quanta’s services and the conditions in which Quanta operates, including, among others, wildfires and explosions; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans (e.g., underfunding of liabilities, termination or withdrawal liability) or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; the outcome of pending or threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation arising as a result of cyber-security, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incident; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of the COVID-19 pandemic on these service providers; Quanta’s ability to attract and the potential shortage of skilled labor, as well as Quanta’s ability to retain key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts, including as a result of inaccurate estimates of project costs or inability to meet project schedule requirements or achieve guaranteed performance or quality standards for a project; estimates and assumptions relating to financial results, remaining performance obligations and backlog; inability to successfully complete remaining performance obligations or realize backlog; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics (including the ongoing COVID-19 pandemic), hurricanes, tropical storms, floods earthquakes and other geological- and weather-related hazards; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the future development of natural resources; the failure of existing or potential legislative actions and initiatives to result in demand for Quanta’s services; fluctuations of prices of certain materials used in Quanta’s or its customers’ businesses, including as a result of the imposition of tariffs, governmental regulations affecting sourcing of certain materials and equipment and other changes in U.S. trade relationships with foreign countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third-party contractors to pay for services, which could be attributable to, among other things, the COVID-19 pandemic or current challenged energy market, and which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; technological advancements and other market developments that could reduce the demand for Quanta’s services; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; risks associated with operating in international markets, including instability of foreign governments, currency exchange fluctuations, and compliance with unfamiliar foreign legal systems and business practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, complex U.S. and foreign tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations and poor performance or decline in value of acquired businesses or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties arising from Quanta’s decentralized management structure; the impact of the unionized portion of Quanta’s workforce on its operations, including labor stoppages or interruptions due to strikes or lockouts; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; significant fluctuations in foreign currency exchange rates; new or changed tax laws, treaties or regulations; inability to recognize deferred tax assets; and other risks and uncertainties detailed in Quanta’s

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Annual Report on Form 10-K for the year ended December 31, 2020, Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and June 30, 2021 (when filed) and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2021 and 2020

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues	$2,999,816	$2,506,231	$5,703,397	$5,270,326
Cost of services (including depreciation)	2,552,105	2,150,967	4,882,796	4,582,866

Gross profit	447,711	355,264	820,601	687,460
Equity in earnings of integral unconsolidated affiliates	7,450	1,045	12,633	1,045
Selling, general and administrative expenses	(270,110)	(227,852)	(513,462)	(458,645)
Amortization of intangible assets	(21,291)	(17,779)	(42,646)	(35,687)
Asset impairment charges	(2,319)	—	(2,319)	—
Change in fair value of contingent consideration liabilities	210	2,238	573	(520)

Operating income	161,651	112,916	275,380	193,653
Interest expense	(13,109)	(8,654)	(25,584)	(22,660)
Interest income	2,909	275	3,026	1,034
Other income (expense), net	8,471	3,247	12,143	(6,580)

Income before income taxes	159,922	107,784	264,965	165,447
Provision for income taxes	40,951	32,989	54,675	49,149

Net income	118,971	74,795	210,290	116,298
Less: Net income attributable to non-controlling interests	1,938	849	3,496	3,666

Net income attributable to common stock	$117,033	$73,946	$206,794	$112,632

Earnings per share attributable to common stock:
Basic	$0.83	$0.53	$1.48	$0.79

Diluted	$0.81	$0.52	$1.43	$0.78

Shares used in computing earnings per share:
Weighted average basic shares outstanding	140,276	139,856	140,199	142,154

Weighted average diluted shares outstanding	144,607	143,521	144,523	145,213

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$212,473	$184,620
Accounts receivable, net	2,570,457	2,716,083
Contract assets	669,313	453,832
Inventories	62,154	50,472
Prepaid expenses and other current assets	219,538	183,382

Total current assets	3,733,935	3,588,389
PROPERTY AND EQUIPMENT, net	1,606,057	1,560,656
OPERATING LEASE RIGHT-OF-USE ASSETS	239,721	256,845
OTHER ASSETS, net	600,819	435,713
OTHER INTANGIBLE ASSETS, net	403,931	435,655
GOODWILL	2,136,133	2,121,014

Total assets	$8,720,596	$8,398,272

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$11,176	$14,764
Current portion of operating lease liabilities	81,404	85,134
Accounts payable and accrued expenses	1,535,334	1,509,794
Contract liabilities	503,219	528,864

Total current liabilities	2,131,133	2,138,556
LONG-TERM DEBT, net of current maturities	1,353,542	1,174,294
OPERATING LEASE LIABILITIES, net of current portion	166,280	178,822
DEFERRED INCOME TAXES	187,582	166,407
INSURANCE AND OTHER NON-CURRENT LIABILITIES	392,265	391,221

Total liabilities	4,230,802	4,049,300

TOTAL STOCKHOLDERS’ EQUITY	4,486,732	4,344,181
NON-CONTROLLING INTERESTS	3,062	4,791

TOTAL EQUITY	4,489,794	4,348,972

Total liabilities and equity	$8,720,596	$8,398,272

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Six Months Ended June 30, 2021 and 2020 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Solutions and (2) Underground Utility and Infrastructure Solutions, as set forth below.

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
Revenues:
Electric Power Infrastructure Solutions	$2,147,775	71.6%	$1,792,918	71.5%	4,207,895	73.8%	3,559,945	67.5%
Underground Utility and Infrastructure Solutions	852,041	28.4	713,313	28.5	1,495,502	26.2	1,710,381	32.5

Consolidated revenues	$2,999,816	100.0%	$2,506,231	100.0%	$5,703,397	100.0%	$5,270,326	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions before equity in earnings of integral unconsolidated affiliates	$229,449	10.7%	$182,850	10.2%	$423,301	10.1%	$311,608	8.8%
Equity in earnings of integral unconsolidated affiliates (a)	7,450	N/A	1,046	N/A	12,633	N/A	1,046	N/A

Electric Power Infrastructure Solutions (b)	236,899	11.0%	183,896	10.3%	435,934	10.4%	312,654	8.8%
Underground Utility and Infrastructure Solutions (c)	23,937	2.8%	21,250	3.0%	32,750	2.2%	52,527	3.1%
Corporate and Non-Allocated Costs (d)	(99,185)	N/A	(92,230)	N/A	(193,304)	N/A	(171,528)	N/A

Consolidated operating income	$161,651	5.4%	$112,916	4.5%	$275,380	4.8%	$193,653	3.7%

(a)

Equity in earnings of integral unconsolidated affiliates includes unconsolidated affiliates that are operationally integral to the operations of Quanta and primarily consists of equity in earnings related to LUMA.

(b)

Included in Electric Power Infrastructure Solutions operating income for the three and six months ended June 30, 2020 are $15.2 million and $31.5 million of operating losses related to Quanta’s Latin American operations, which negatively impacted operating income margin for the three and six months ended June 30, 2020 by 80 basis points and 90 basis points. As of December 31, 2020, Quanta had substantially completed its exit of these operations.

(c)

Included in operating income for the Underground Utility and Infrastructure Solutions segment for the three and six months ended June 30, 2021 were a $23.6 million provision for credit loss related to receivables from a customer that declared bankruptcy in July 2021 and its affiliate and a $2.3 million asset impairment charge related to the planned sale of certain equipment that is not utilized in Quanta’s core operations. The provision for credit loss related to the receivables negatively impacted operating margins for the three and six months ended June 30, 2021 by approximately 280 basis points and 160 basis points.

(d)

Included in corporate and non-allocated costs for the three months ended June 30, 2021 and 2020 are $1.6 million and $0.6 million of acquisition and integration costs. Included in corporate and non-allocated costs for the six months ended June 30, 2021 and 2020 are $3.3 million and $2.5 million of acquisition and integration costs.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In millions) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders for fixed price contracts not yet completed or for which work has not yet begun. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to occur and revenues from change orders to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

While backlog is not a defined term under GAAP, it is a common measurement used in Quanta’s industry. Quanta believes this non-GAAP measure enables it and its investors to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. Quanta’s remaining performance obligations, as described above, are a component of Quanta’s backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog by reportable segment along with estimates of amounts expected to be realized within 12 months:

	June 30, 2021		December 31, 2020		June 30, 2020
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$2,670.9	$3,606.6	$2,511.2	$3,547.8	$2,490.8	$3,812.8
Estimated orders under MSAs and short-term, non-fixed price contracts	3,833.4	9,032.0	3,559.4	7,433.4	2,847.3	5,871.5

Backlog	$6,504.3	$12,638.6	$6,070.6	$10,981.2	$5,338.1	$9,684.3

Underground Utility and Infrastructure Solutions
Remaining performance obligations	$734.4	$820.6	$327.2	$437.5	$670.3	$1,371.8
Estimated orders under MSAs and short-term, non-fixed price contracts	1,740.2	3,518.4	1,868.8	3,713.7	1,652.1	2,872.1

Backlog	$2,474.6	$4,339.0	$2,196.0	$4,151.2	$2,322.4	$4,243.9

Total
Remaining performance obligations	$3,405.3	$4,427.2	$2,838.4	$3,985.3	$3,161.1	$5,184.6
Estimated orders under MSAs and short-term, non-fixed price contracts	5,573.6	12,550.4	5,428.2	11,147.1	4,499.4	8,743.6

Backlog	$8,978.9	$16,977.6	$8,266.6	$15,132.4	$7,660.5	$13,928.2

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Six Months Ended

June 30, 2021 and 2020

(In thousands, except per share information)

(Unaudited)

The following table presents the non-GAAP measures of adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock for the three and six months ended June 30, 2021 and 2020, which, when used in connection with net income attributable to common stock and diluted earnings per share attributable to common stock, are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity, (iv) asset impairment charges can vary from period to period depending on economic and other factors; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses; and (vi) impairments of non-integral unconsolidated affiliates vary from period to period depending on various market factors outside Quanta’s influence or control. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

See the table below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Six Months Ended

June 30, 2021 and 2020

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$117,033	$73,946	$206,794	$112,632
Adjustments:
Acquisition and integration costs	1,567	647	3,328	2,530
Asset impairment charges (a)	2,319	—	2,319	—
Change in fair value of contingent consideration liabilities	(210)	(2,238)	(573)	520
Impairments of non-integral unconsolidated affiliates (b)	—	5,536	—	8,679
Income tax impact of adjustments (c)	(841)	(1,070)	(1,202)	(2,971)

Adjusted net income attributable to common stock before certain non-cash adjustments	119,868	76,821	210,666	121,390
Non-cash stock-based compensation	23,923	21,980	42,610	36,892
Amortization of intangible assets	21,291	17,779	42,646	35,687
Income tax impact of non-cash adjustments (c)	(11,788)	(10,366)	(22,230)	(18,929)

Adjusted net income attributable to common stock	$153,294	$106,214	$273,692	$175,040

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	144,607	143,521	144,523	145,213

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (d)	$0.81	$0.52	$1.43	$0.78

Adjusted diluted earnings per share attributable to common stock (d)	$1.06	$0.74	$1.89	$1.21

(a)	The amount for the three and six months ended June 30, 2021 reflects an asset impairment charge related to the planned sale of certain equipment that is not utilized in Quanta’s core operations.
(b)

The amounts for the three and six months ended June 30, 2020 represent impairments associated with two non-integral unconsolidated affiliates that were negatively impacted by the decline in demand for refined products during the first and second quarters of 2020. As of June 30, 2021, one of the investments had been sold, and Quanta’s basis in the remaining investment was $8.1 million. These impairment losses are included in “Other income (expense), net” in the accompanying condensed consolidated statements of operations.

(c)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(d)

Both diluted and adjusted diluted earnings per share attributable to common stock for the three and six months ended June 30, 2021 include a provision for credit loss of $23.6 million, or $0.12 per diluted share, related to receivables from a customer that declared bankruptcy in July 2021 and its affiliate.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three and Six Months Ended June 30, 2021 and 2020 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of EBITDA and adjusted EBITDA for the three and six months ended June 30, 2021 and 2020, which, when used in connection with net income attributable to common stock, are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including gain or loss on sales of investments accounted for using the equity method of accounting; (iv) asset impairment charges can vary from period to period depending on economic and other factors; and (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below. See notes below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income attributable to common stock (GAAP as reported)	$117,033	$73,946	$206,794	$112,632
Interest expense	13,109	8,654	25,584	22,660
Interest income	(2,909)	(275)	(3,026)	(1,034)
Provision for income taxes	40,951	32,989	54,675	49,149
Depreciation expense	62,757	54,526	124,864	108,936
Amortization of intangible assets	21,291	17,779	42,646	35,687
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	2,150	407	3,651	407

EBITDA (a)	254,382	188,026	455,188	328,437
Non-cash stock-based compensation	23,923	21,980	42,610	36,892
Acquisition and integration costs	1,567	647	3,328	2,530
Equity in (earnings) losses of non-integral unconsolidated affiliates	(658)	5,829	(1,343)	8,512
Asset impairment charges (b)	2,319	—	2,319	—
Change in fair value of contingent consideration liabilities	(210)	(2,238)	(573)	520

Adjusted EBITDA	$281,323	$214,244	$501,529	$376,891

(a)	The calculations of EBITDA for the three and six months ended June 30, 2020 have been amended to conform to the current period calculation of EBITDA.
(b)	The amount for the three and six months ended June 30, 2021 reflects an asset impairment charge related to the planned sale of certain equipment that is not utilized in Quanta’s core operations.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow and Other Non-GAAP Definitions

For the Three and Six Months Ended

June 30, 2021 and 2020

(In thousands)

(Unaudited)

Reconciliation of Free Cash Flow:

The non-GAAP measure of free cash flow, when used in connection with net cash provided by operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$188,948	$497,479	$314,561	$725,028
Less: Net capital expenditures:
Capital expenditures	(74,898)	(48,148)	(158,384)	(116,257)
Proceeds from sale of property and equipment	11,720	7,826	18,950	12,814

Net capital expenditures	(63,178)	(40,322)	(139,434)	(103,443)

Free Cash Flow	$125,770	$457,157	$175,127	$621,585

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable, net of allowance (which includes retainage and unbilled balances), plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2021

(In thousands, except per share information)

(Unaudited)

The following presents the non-GAAP measures of adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, which, when used in connection with net income attributable to common stock and diluted earnings per share attributable to common stock, are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets is impacted by Quanta’s acquisition activity, and therefore can vary from period to period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iv) asset impairment charges can vary from period to period depending on economic and other factors; and (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2021

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending
	December 31, 2021
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$491,000	$542,800
Non-cash stock-based compensation	87,000	87,000
Amortization of intangible assets	86,500	86,500
Acquisition and integration costs	4,600	4,600
Asset impairment charges (a)	2,300	2,300
Change in fair value of contingent consideration liabilities	(600)	(600)
Income tax impact of adjustments (b)	(46,800)	(46,800)

Adjusted net income attributable to common stock	$624,000	$675,800

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	144,400	144,400

Diluted earnings per share attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (c)	$3.40	$3.76

Adjusted diluted earnings per share attributable to common stock (c)	$4.32	$4.68

(a)	The amount reflects an asset impairment charge related to the planned sale of certain equipment that is not utilized in Quanta’s core operations.
(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(c)

Both diluted and adjusted diluted earnings per share attributable to common stock include a provision for credit loss of $23.6 million, or $0.12 per diluted share, related to receivables from a customer that declared bankruptcy in July 2021 and its affiliate.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2021 (In thousands) (Unaudited)

The following table presents the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA, which, when used in connection with estimated net income attributable to common stock, is intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items. However, these measures should not be considered as an alternative to net income attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates can vary from period to period depending on the activity and financial performance of non-integral unconsolidated affiliates, including gain or loss on sales of investments accounted for using the equity method of accounting; (iv) asset impairment charges can vary from period to period depending on economic and other factors; and (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2021
Net income attributable to common stock (as defined by GAAP)	$491,000	$542,800
Interest expense, net	47,000	47,000
Provision for income taxes	158,200	179,800
Depreciation expense	249,200	249,200
Amortization of intangible assets	86,500	86,500
Income taxes and depreciation included in equity in earnings of integral unconsolidated affiliates	8,700	8,700

EBITDA	1,040,600	1,114,000
Non-cash stock-based compensation	87,000	87,000
Acquisition and integration costs	4,600	4,600
Equity in (earnings) losses of non-integral unconsolidated affiliates	(1,300)	(1,300)
Asset impairment charges (a)	2,300	2,300
Change in fair value of contingent consideration liabilities	(600)	(600)

Adjusted EBITDA	$1,132,600	$1,206,000

(a)	The amount reflects an asset impairment charge related to the planned sale of certain equipment that is not utilized in Quanta’s core operations.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2021 (In thousands) (Unaudited)

The non-GAAP measure of estimated free cash flow, when used in connection with estimated net cash provided by operating activities, is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2021
Net cash provided by operating activities	$725,000	$925,000
Less: Net capital expenditures	(325,000)	(325,000)

Free Cash Flow	$400,000	$600,000

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